EXHIBIT 23.1

LivePerson, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2010, relating to the consolidated financial statements and the effectiveness of LivePerson, Inc.'s internal control over financial reporting, which appears in LivePerson, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/  BDO USA, LLP (formerly known as BDO SEIDMAN, LLP)

New York, New York

August 17, 2010